Exhibit 99.1
N e w s   R e l e a s e
Contact:
Trace Longo
Longo Communications
(949) 364-2821
INSIGHT IMAGING
REPORTS DISCUSSIONS ON POTENTIAL RESTRUCTURING PLAN
     LAKE FOREST, Calif. ... November 1, 2010 ... InSight Health Services Holdings Corp. (“Insight Imaging”) (OTCBB: ISGT) today announced it was in discussions with holders of a significant majority of the principal amount outstanding of its senior secured floating rate notes due 2011 (the “Notes”) regarding a possible restructuring of the Notes. These discussions are part of the company’s previously announced plan to develop and finalize a restructuring plan to significantly reduce its outstanding debt and improve its cash and liquidity position.
     The company also announced that it would not make the scheduled November 1, 2010 interest payment in the amount of $4.2 million due on the Notes today. The indenture governing the Notes provides for a 30-day grace period for such a non-payment before the holders of the Notes or the trustee may exercise remedies, including causing the principal amount of the Notes and any accrued but unpaid interest to become immediately due and payable. Under a recent amendment to the company’s revolving credit agreement, the lender has agreed to forbear from exercising its remedies as a result of the nonpayment of interest on the Notes until December 1, 2010.
     Kip Hallman, Insight Imaging’s President and CEO, stated, “We have taken the important step of entering into constructive discussions with the holders of a significant majority of our outstanding Notes as part of our initiative to develop a restructuring plan to reduce our outstanding debt and improve our cash and liquidity position, which will strengthen our long term outlook.”
     InSight Imaging has engaged a global investment bank, Jefferies & Company, Inc., and is working closely with them to develop and finalize a restructuring plan to significantly reduce the company’s outstanding debt and improve its cash and liquidity position.

About Insight Imaging
     Insight Imaging, headquartered in Lake Forest, California, is a provider of retail and wholesale diagnostic imaging services. Insight Imaging serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, Texas, New England, the Carolinas, Florida and the Mid-Atlantic states.
For more information, please visit www.insighthealth.com.
Safe Harbor
     The foregoing contains forward-looking statements regarding Insight Imaging. They reflect Insight Imaging’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to Insight Imaging’s operations and business environment which may cause the actual results of Insight Imaging to be materially different from any future results, express or implied by such forward-looking statements. Insight Imaging intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) Insight Imaging’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in Insight Imaging’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on Insight Imaging’s operations; (viii) operating, legal, governmental and regulatory risks; (ix) conditions within the capital markets, including liquidity and interest rates, (x) economic (including financial and employment market conditions), political and competitive forces affecting Insight Imaging’s business, and the country’s economic condition as whole, (xi) Insight Imaging’s ability to refinance or restructure the Notes on commercially reasonable terms, or redeem or retire the Notes when due and (xii) Insight Imaging’s ability to cure or otherwise resolve existing and continuing events of default under its debt agreements.